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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  August 7, 2000


                              MYPOINTS.COM, INC.
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            (Exact name of registrant as specified in its charter)

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
          Delaware                                000-_____                               94-3255692
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(State or other jurisdiction of           (Commission File Number)             (IRS Employer Identification No.)
 incorporation or organization)
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          100 California Street, 11th Floor, San Francisco, CA 94111
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  (Address of principal executive offices of Registrant, including zip code)


                                (415) 676-3700
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             (Registrant's telephone number, including area code)
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Item 2.  Acquisition or Disposition of Assets

     On April 14, 2000, the Board of Directors of MyPoints.com, Inc. ("MyPoints"), a Delaware corporation, approved the acquisition of Cybergold,
  --------
Inc., a Delaware corporation ("Cybergold"). Cybergold is a provider of online
                               ---------
direct marketing and advertising solutions. In connection with the acquisition, MyPoints, Cybergold, and a wholly-owned subsidiary of MyPoints entered into an Agreement and Plan of Reorganization dated as of April 14, 2000. The stockholders of Cybergold approved the merger and the merger agreement at a special meeting of stockholders held on August 3, 2000 in Oakland, California. In addition, at a special meeting of stockholders held on August 3, 2000 in San Francisco, California, MyPoints's stockholders approved the issuance of shares of MyPoints's Common Stock in connection with the merger as required by the rules of The Nasdaq Stock Market. The merger was completed on August 7, 2000. In connection with the merger, Cybergold became a wholly-owned subsidiary of MyPoints under the name Cybergold, Inc.

     Under the merger agreement, each share of Cybergold's common stock that was outstanding at the effective time of the merger was converted into the right to receive 0.48 of a share of MyPoints's Common Stock. MyPoints issued approximately 10.7 million shares of its Common Stock to former Cybergold stockholders. The shares of MyPoints Common Stock issued in connection with the merger were registered under the Securities Act of 1933 pursuant to a Registration Statement on Form S-4 (File No. 333-39924). This registration statement was declared effective on June 26, 2000. The merger is described in greater detail in the registration statement.

     In addition to the shares of MyPoints common stock issued in connection with the merger, MyPoints assumed all outstanding options to purchase Cybergold Common Stock that were outstanding at the effective time of the merger. These options were converted into the right to acquire shares of MyPoints's common stock, subject only to adjustments to maintain the economic equivalence of the assumed options on the basis of the 0.48 exchange ratio in the merger.

     MyPoints's acquisition of Cybergold was structured as a tax-free reorganization under Section 368(a) of the Internal Revenue Code.

Item 7.  Financial Statements, Pro Forma Financial Information

     (a) Financial Statements of Business Acquired

          (i) The audited consolidated balance sheets of Cybergold as of December 31, 1998 and 1999, the audited consolidated statements of operations, comprehensive income (loss), stockholders' equity and cash flows of Cybergold for the years ended December 31, 1997, 1998 and 1999, the notes related thereto, and the Independent Auditors' Report thereon are set forth at pages F-28 through F-44 of the joint proxy statement/prospectus contained in MyPoints's registration statement on Form S-4 (File No. 333-39924). Such financial statements, notes and reports set forth at such pages are incorporated herein by reference.

          (ii) The unaudited consolidated balance sheet of Cybergold as of March 31, 2000, the unaudited consolidated statements of operations, comprehensive income (loss), stockholders' equity and cash flows of Cybergold for the three months ended March 31, 2000
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     and March 31, 1999 and the notes related thereto are set forth at pages
     F-28 through F-44 of the joint proxy statement/prospectus contained in MyPoints's registration statement on Form S-4 (File No. 333-39924). Such financial statements and notes set forth at such pages are incorporated herein by reference.

     (b)  Pro Forma Financial Information

          (i) An unaudited pro forma condensed combined balance sheet as of March 31, 2000 and the notes related thereto are set forth in the joint proxy statement/prospectus contained in MyPoints's registration statement on Form S-4 (File No. 333-39924). Such balance sheet and notes are incorporated herein by reference.

          (ii) Unaudited pro forma condensed combined statements of operations for the year ended March 31, 2000 and the notes related thereto are set forth in the joint proxy statement/prospectus contained in MyPoints's registration statement on Form S-4 (File No. 333-39924). Such statements of operations and notes are incorporated herein by reference.

     (c)  Exhibits

     Exhibit No.    Description
     ----------     -----------

         2.1 Agreement and Plan of Reorganization, dated as of April 14, 2000, by and among MyPoints.com, Inc., a Delaware corporation, Mygo Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of MyPoints, and Cybergold, Inc., a Delaware corporation. This exhibit is incorporated by reference to the exhibit bearing the same number filed with MyPoints's Registration Statement on Form S-4 (File No. 333-39924), which the Securities and Exchange Commission declared effective on June 26, 2000. The disclosure schedule of Cybergold delivered to MyPoints, which cites to certain factual matters as exceptions to the contractual representation of Cybergold in the merger agreement, has been omitted in accordance with Item 601(b)(2) of Regulation S-K. MyPoints agrees to supplementally furnish a copy of such disclosure schedule to the Securities and Exchange Commission upon request.

        23.1        Consent of Arthur Andersen LLP, Independent Accountants.

        99.1        Press Release of MyPoints.com, Inc. dated August 7, 2000.
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                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  August 21, 2000

                                    MYPOINTS.COM, INC.



                                    /s/  Layton S. Han
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                                    By:  Layton S. Han
                                    Vice President, Business Development and
                                    Chief Financial Officer